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                                                                Exhibit No. 1(b)



                              ARTICLES OF AMENDMENT

                                     TO THE

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                         PAINEWEBBER MASTER SERIES, INC.

         PaineWebber Master Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS PaineWebber Master Series, Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Master Series, Inc." and substituting therefor "UBS PaineWebber Master Series, Inc."


SECOND:

         Section 6.1 of Article SIXTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Master Series, Inc." and substituting therefor "UBS PaineWebber Master Series, Inc."

THIRD:

         Section 6.8 of Article SIXTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking each reference to "PaineWebber Master Series, Inc." and substituting therefor "UBS PaineWebber Master Series, Inc."




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FOURTH:

         These amendments were approved by the Corporation's Board of Directors on May 9, 2001.

         IN WITNESS WHEREOF, PaineWebber Master Series, Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 9th day of May, 2001.


                                     PaineWebber Master Series, Inc.

                                     By:     /s/ Amy R. Doberman
                                        --------------------------------
                                             Amy R. Doberman
                                             Vice President and Secretary
                                             PaineWebber Master Series, Inc.

Attest:

/s/ Cristina Paradiso
---------------------
Cristina Paradiso
Assistant Secretary
PaineWebber Master Series, Inc.


         THE UNDERSIGNED, Vice President and Secretary of PaineWebber Master Series, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                             /s/ Amy R. Doberman
                                             -----------------------------------
                                             Amy R. Doberman
                                             Vice President and Secretary
                                             PaineWebber Master Series, Inc.